Halberd™ CORPORATION

SELLMYBUSINESS.com
Businesses, Real Estate, Equipment and more...

a wholly owned subsidiary of Halberd Corporation

Corporate Profile
June 2009
Stock Symbol HALB (OTC)

Sector
Business-related products and Services

Corporate Headquarters
10755 Vernon Avenue
Huntington Woods, Michigan
48070 USA

Contact Information
- Tel: (248) 530-0207
- Email: info@halberdcorp.com
- Web: www.halberdcorp.com
- Auditor: Rehmann Group
- Attorneys: Anslow + Jaclin LLP

Transfer Agent
Globex Transfer

Select Financials
- Year End: July 31
- F/D Shares Outstanding: 26,058,000
- Management Ownership: 65%
- Market Cap: $19.54 million June 30, 2009

IR Contact (U.S.)
Issuers Capital Advisors LLC
- Tel: (480) 366-5793
- Fax: (480) 366-6019

Email: info@issuerscap.com

Introduction

Halberd Corporation is a development stage company with current operations conducted through its wholly owned subsidiary **SellMyBusiness.com®. SellMyBusiness.com** provides a complete web-based solution for interested parties to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources. Currently, **SellMyBusiness.com's** database includes nearly 4,000 businesses for sale, ranging from low cost franchises to companies listed at over $50 million.



Investment Considerations

- Company founded and led by seasoned executives in business development, sales growth, operations, accounting and finance.
- Highly experienced board of directors with significant company growth background.
- Inaugural entity, **SellMyBusiness.com**, is posed to exploit a market with less than a 1% Internet market share.
- National marketing campaign tested successfully, capturing over 500,000 visits within 30 days.
- **SellMyBusiness.com**poised to serve a market of 1.1 million businesses for sale annually in the U.S. and 6 million businesses per year globally.
- Competition proves model works, but nobody yet has established a lead market position.
- Intellectual property secured for **Business Vault®** Confidential Listing Service & **Business Watch®** Email Notification Service.

Initial Target Markets for SellMyBusiness.com

- 1.1 million buyers and sellers of businesses in the U.S.
- Buyers and sellers of the related real estate and equipment.
- Broker/dealer network that will assist in buying and selling these businesses.
- Individuals (For Sale By Owners) that choose not to enlist the services of brokers.
- Professionals that provide a vast array of services for buyers and sellers.


18.1 million firms in Europe.
891,000 SMEs* in Russia in 2000. Should grow to 7x this number.
China adding 4.3 million+ businesses per year.
13.1 million firms in U.S. 1.1 million for sale annually. 1 out of 2 will sell their business in next 10 years.
4.4 million firms in Brazil.
13 million+ firms in India.

Market

- **USA**: According to the U.S. Census Bureau there are approximately 13.1 million businesses in the United States. The total number of businesses for sale annually in the U.S. estimated by the *2005 Business Reference Guide* is 1.1 million.
- **Worldwide**: Halberd Corporation management's conservative estimate for the worldwide market is over 60 million companies with approximately 10 percent changing hands each year.

Financial Highlights

- **SellMyBusiness.com**, the launch entity of Halberd Corporation, is gearing up to generate revenue. After beta testing and populating its V1 site since April 2008 and over a million hits and 4,000 client listings, the enhanced **SellMyBusiness.com** V2 website with more revenue streams turned on will launch this Fall along with a national media and advertising campaign.

Management Team

- ***Mr. Mark Lundquist, CEO:*** 51 years old, Bachelors in Mechanical Engineering, co-founded the Company in 2007. He also founded or co-founded three additional companies, two in business and Internet services. He held senior executive positions in *Fortune 500*-sized multinationals, focusing on growth, restructuring and value build. Mr. Lundquist is also an Executive Faculty Member of Wayne State University's E2detroit Entrepreneurship Program and an adjunct instructor at the University of Michigan-Dearborn's Graduate School of Management.
- ***Mr. John Maddox, President & COO:*** 43 years old, Bachelors in Business Administration, Masters in Taxation and Graduate Certificate in Taxation, co-founded the Company in 2007. He also founded a CPA firm and Internet services company. He started his public accounting career with Grant Thornton. Mr. Maddox is a member of the American Institute of Certified Public Accountants, the Michigan Association of Certified Public Accountants, and a former member of the Institute of Management Accountants.